                                                                   EXHIBIT 10.1

                           JERRY'S FAMOUS DELI, INC.
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604

                                November 5, 1996


Mr. Kenneth J. Abdalla
Waterton Management, L.L.C.
10000 Santa Monica Boulevard, 5th Floor
Los Angeles, California  90067

Dear Ken:

         You have advised us today that Waterton Management, L.L.C. ("Waterton") has determined to subscribe for the second tranche of the option granted to Waterton to purchase $6,000,000 of Series A Preferred Shares ("Preferred Shares") of Jerry's Famous Deli, Inc. ("JFD") and a warrant (the "Warrant") for 65,000 shares of common stock of JFD. You have further advised us that Waterton has designated Jerry's Investors, LLC ("JILLC") to purchase the Preferred Shares.

         By your execution of this letter in the space provided below, you hereby represent that Waterton meets all of the representations and warranties set forth in the Private Securities Subscription Agreement (the "Subscription Agreement") for Jerry's Famous Deli, Inc./Yucaipa Waterton Deli Investors, L.L.C. dated as of October 31, 1996, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, and that Waterton agrees to all of the terms and conditions set forth in the Subscription Agreement. You have further advised us that JILLC, as Waterton's designee to complete the purchase of Preferred Shares, meets all of the representations and warranties set forth in the Subscription Agreement and agrees to all of the terms and conditions set forth in the Subscription Agreement. Based upon such representations, warranties and agreements, JFD hereby agrees to accept the subscription of Waterton and the designation of JILLC as purchaser for the Preferred Shares, and to be bound by the terms and conditions set forth in the Subscription Agreement and the Registration Rights Agreement dated as of October 31, 1996 attached as Annex I to such Subscription Agreement.

         This letter will further confirm our agreement that you will deduct the sum of $45,000 from the purchase price of $6,000,100 for the Preferred Shares and the Warrant, representing reimbursement of Waterton's filing fee for the Hart-Scott-Rodino application, as previously agreed by JFD.

Mr. Kenneth J. Abdalla
November 5, 1996
Page 2


         Please indicate the acceptance and agreement with the terms of this letter of Waterton and JILLC in the spaces provided below.




                                  Very truly yours,

                                  /s/ Isaac Starkman

                                  ISAAC STARKMAN,
                                  Chief Executive Officer

AGREED AND ACCEPTED:

JERRY'S INVESTORS, LLC


By: /s/ Kenneth J. Abdalla
Name: Kenneth J. Abdalla
Title: Managing Member,
       Waterton Management, L.L.C., Manager


WATERTON MANAGEMENT, L.L.C.


By: /s/ Kenneth J. Abdalla
Name: Kenneth J. Abdalla
Title: Managing Member